NEWS RELEASE
T. ROWE PRICE GROUP REPORTS FIRST QUARTER 2026 RESULTS
BALTIMORE (April 30, 2026) - T. Rowe Price Group, Inc. (NASDAQ-GS: TROW) today reported its results for the first quarter of 2026.
▪Assets under management (AUM) of $1.7 trillion
▪Net client outflows of $13.7 billion
▪Diluted earnings per common share (EPS) of $2.23
▪Adjusted diluted EPS of $2.52
▪Returned $629 million to stockholders from the recurring quarterly dividend and stock repurchases

Rob Sharps, chair, CEO, and president, commented, “With the recent volatility and broadening of markets, our active management approach positions us to take advantage of the opportunities this climate brings. Our teams are advancing innovative strategies, new vehicles, and compelling solutions to meet the evolving needs of clients."

Financial Highlights

	Three months ended
(in millions, except per-share data)	3/31/2026	3/31/2025	Change(1)	12/31/2025	Change(1)

U.S. GAAP basis
Investment advisory fees	$1,683.0	$1,598.4	5.3%	$1,737.6	(3.1)%
Capital allocation-based income(2)	$28.1	$(1.2)	n/m	$40.8	n/m
Net revenues	$1,857.0	$1,763.9	5.3%	$1,934.1	(4.0)%
Operating expenses	$1,176.5	$1,167.6	0.8%	$1,463.1	(19.6)%
Net operating income	$680.5	$596.3	14.1%	$471.0	44.5%
Non-operating income (loss)	$(48.3)	$70.7	n/m	$142.1	n/m
Net income - T. Rowe Price Group, Inc.	$498.2	$490.5	1.6%	$445.3	11.9%
Diluted earnings per common share	$2.23	$2.15	3.7%	$1.99	12.1%

Adjusted basis(3)
Operating expenses	$1,155.2	$1,135.1	1.8%	$1,249.8	(7.6)%
Operating expenses, excluding accrued carried interest related compensation	$1,142.3	$1,131.2	1.0%	$1,231.1	(7.2)%
Net operating income	$706.1	$640.6	10.2%	$691.7	2.1%
Non-operating income (loss)	$30.9	$35.5	(13.0)%	$44.7	(30.9)%
Net income - T. Rowe Price Group, Inc.	$562.0	$509.3	10.3%	$547.1	2.7%
Diluted earnings per common share	$2.52	$2.23	13.0%	$2.44	3.3%

Assets under management (in billions)(4)
Average assets under management	$1,775.8	$1,620.3	9.6%	$1,774.8	0.1%
Ending assets under management	$1,709.7	$1,566.3	9.2%	$1,775.6	(3.7)%

Investment advisory annualized effective fee rate (EFR) (in bps)
EFR without performance-based fees	38.4	40.0	(1.6)	38.8	(0.4)
EFR with performance-based fees	38.6	40.3	(1.7)	39.2	(0.6)
(1) n/m - the percentage change is not meaningful. (2) Capital allocation-based income represents the change in accrued carried interest. (3) See the reconciliation to the comparable U.S. GAAP measures at the end of this earnings release. (4) Beginning July 1, 2025, managed account - model delivery assets are included in assets under management.

Assets Under Management(1)
During Q1 2026, assets under management (AUM) decreased $65.9 billion to $1.7 trillion. The components of the change in AUM, by asset class, are shown in the table below.

	Three months ended 3/31/2026
(in billions)	Equity	Fixed income, including money market	Multi-asset(2)	Alternatives(3)	Total
Assets under management at beginning of period	$878.5	$211.6	$627.0	$58.5	$1,775.6

Net cash flows prior to manager-driven distributions	(22.6)	3.5	4.1	2.2	(12.8)
Manager-driven distributions	—	—	—	(0.9)	(0.9)
Net cash flows	(22.6)	3.5	4.1	1.3	(13.7)
Net market appreciation (depreciation) and income(4)	(45.4)	(0.5)	(6.1)	(0.2)	(52.2)
Change during the period	(68.0)	3.0	(2.0)	1.1	(65.9)
Assets under management at March 31, 2026	$810.5	$214.6	$625.0	$59.6	$1,709.7
(1) Includes fee earning assets in which T. Rowe Price and its affiliates have full discretionary authority along with managed account - model delivery assets.
(2)     The underlying AUM of the multi-asset portfolios have been aggregated and presented in this category and not reported in the equity and fixed income columns.
(3) The alternatives asset class includes strategies authorized to invest more than 50% of its holdings in private credit, leveraged loans, mezzanine, real assets/CRE, structured products, stressed/distressed, non-investment grade CLOs, special situations, business development companies, private equity or that have absolute return as its investment objective. Generally, only those strategies with longer than daily liquidity are included. Unfunded capital commitments were $20.9 billion at March 31, 2026 and $21.6 billion as of December 31, 2025, and are not reflected in fee basis AUM above.
(4) Includes net distributions not reinvested of $0.6 billion.

Investors domiciled outside the United States accounted for 8.6% of the firm's AUM at March 31, 2026, and 8.8% at December 31, 2025.

The firm provides participant accounting and plan administration for retirement plans that primarily invest in the firm's U.S. mutual funds, collective investment trusts, and funds managed outside of the firm's complex. As of March 31, 2026, the firm's assets under administration were $314 billion, of which $176 billion were assets the firm manages.

The firm's multi-asset investment division provides advisory solutions including investment insights, strategic asset allocation design, tactical asset allocation recommendations, and portfolio rebalancing services. The assets in these portfolios, predominantly in the United States, were $27.8 billion at March 31, 2026 and December 31, 2025.

Financial Results Highlights
Net Revenues

	Three months ended
(in millions)	3/31/2026	3/31/2025	Change	12/31/2025	Change
Investment advisory fees
Equity	$974.7	$959.2	1.6%	$1,029.1	(5.3)%
Fixed income, including money market	111.8	103.6	7.9%	113.8	(1.8)%
Multi-asset	509.1	454.7	12.0%	507.9	0.2%
Alternatives	87.4	80.9	8.0%	86.8	0.7%
Total investment advisory fees	1,683.0	1,598.4	5.3%	1,737.6	(3.1)%
Performance-based advisory fees	7.5	10.4	(27.9)%	14.2	(47.2)%
Capital allocation-based income(1)	28.1	(1.2)	n/m	40.8	n/m
Administrative, distribution, servicing, and other fees	138.4	156.3	(11.5)%	141.5	(2.2)%
Net revenues	$1,857.0	$1,763.9	5.3%	$1,934.1	(4.0)%

Average AUM (in billions):
Equity	$861.2	$826.3	4.2%	$886.1	(2.8)%
Fixed income, including money market	213.7	191.6	11.5%	210.5	1.5%
Multi-asset	641.8	549.7	16.8%	621.9	3.2%
Alternatives	59.1	52.7	12.1%	56.3	5.0%
Average AUM	$1,775.8	$1,620.3	9.6%	$1,774.8	0.1%

Investment advisory annualized effective fee rate (bps)	38.4	40.0	(1.6)	38.8	(0.4)

Investment advisory annualized effective fee rate, including performance-based fees (bps)	38.6	40.3	(1.7)	39.2	(0.6)

(1) The Capital allocation-based income represents the change in accrued carried interest. The percentage change is not meaningful (n/m).

Net revenues in Q1 2026 were nearly $1.9 billion, an increase of 5.3% from Q1 2025 and a decrease of 4.0% from Q4 2025. Performance-based fees earned in Q1 2026 and Q4 2025 were primarily in alternatives strategies, while Q1 2025 was across both alternatives and equity strategies.

▪The investment advisory annualized effective fee rate, excluding performance-based fees, of 38.4 basis points in Q1 2026 decreased from 40.0 basis points earned in Q1 2025 and 38.8 basis points earned in Q4 2025. In comparison to prior periods, client flows and transfers drove a mix shift in assets under management toward lower fee products and asset classes, partially offset by market appreciation.

▪Administrative, distribution, servicing, and other fees in Q1 2026 were $138.4 million, a decrease of $17.9 million from Q1 2025 and $3.1 million from Q4 2025. The decrease from Q1 2025 primarily reflects the reporting change implemented in Q3 2025, in which revenue earned from managed account - model delivery assets and certain other advisory services began being reported within investment advisory fees, as well as the timing of cost reimbursements from the firm's U.S. mutual funds.

▪Capital allocation-based income impacted net revenues as follows:

	Three months ended
(in millions)	3/31/2026	3/31/2025	Change	12/31/2025	Change
Change in accrued carried interest	$31.3	$9.2	$22.1	$47.6	$(16.3)
Acquisition-related amortization and impairments	(3.2)	(10.4)	7.2	(6.8)	3.6
Capital allocation-based income	$28.1	$(1.2)	$29.3	$40.8	$(12.7)

The changes in accrued carried interest from Q1 2026 and Q4 2025 were driven by relative performance. The decreases in acquisition-related amortization and impairments from Q1 2025 and Q4 2025 primarily reflect a reduction in the remaining carrying values of the related acquired-assets as the amortization and impairments are recognized over time. A portion of capital allocation-based income is passed through as compensation, with unpaid amounts reported as non-controlling interest on the consolidated balance sheet. For detail on the quarterly changes in accrued carried interest, which is reported as part of investments on the consolidated balance sheet, and related non-controlling interest, refer to the tables at the end of this release.

Operating Expenses

	Three months ended
(in millions)	3/31/2026	3/31/2025	Change(1)	12/31/2025	Change(1)
Compensation, benefits, and related costs	$655.1	$657.9	(0.4)%	$705.1	(7.1)%
Acquisition-related retention agreements	14.2	14.2	—%	14.2	—%
Capital allocation-based income compensation(2)	11.4	(0.4)	n/m	15.9	n/m
Market-related change in deferred compensation liabilities	(21.0)	(7.2)	n/m	26.4	n/m
Total compensation and related costs	659.7	664.5	(0.7)%	761.6	(13.4)%
Distribution and servicing	99.3	93.6	6.1%	101.6	(2.3)%
Advertising and promotion	18.4	26.1	(29.5)%	30.1	(38.9)%
Product and recordkeeping related costs	74.3	83.8	(11.3)%	75.6	(1.7)%
Technology, occupancy, and facility costs(3)	204.4	181.2	12.8%	211.6	(3.4)%
General, administrative, and other costs(3)	92.4	89.7	3.0%	109.2	(15.4)%
Acquisition-related amortization and impairment costs	18.0	28.7	(37.3)%	24.6	(26.8)%
Restructuring charge	10.0	—	n/m	148.8	n/m
Total operating expenses	$1,176.5	$1,167.6	0.8%	$1,463.1	(19.6)%

Total adjusted operating expenses(4)	$1,155.2	$1,135.1	1.8%	$1,249.8	(7.6)%

(1) n/m - the percentage change is not meaningful.
(2) Capital allocation-based income compensation represents the change in accrued carried interest compensation along with acquisition-related, non-cash amortization and impairments.
(3) In Q1 2026, we began reporting technology-related professional fees and servicing costs from general, administrative, and other costs to technology, occupancy, and facilities costs to better align with the nature of the expenses following the outsourcing and expansion of our technology capabilities through trusted vendor partnerships. Prior periods were recast to reflect this change. Amounts reclassified were $13.6M for Q1 2025 and $18.2M for Q4 2025.
(4) See the reconciliation to the comparable U.S. GAAP measures at the end of this earnings release.

Operating expenses were $1,176.5 million, an increase of 0.8% from Q1 2025 and a decrease 19.6% from Q4 2025. Adjusted operating expenses in Q1 2026 were $1,155.2 million, an increase of 1.8% from Q1 2025 and a decrease of 7.6% from Q4 2025.

▪Compensation, benefits, and related costs in Q1 2026 of $655.1 million decreased $2.8 million from Q1 2025 and $50.0 million from Q4 2025. The decrease from Q1 2025 was primarily due to lower salaries and related benefits, partially offset by higher long-term incentive compensation. Compared to Q4 2025, the decrease was primarily driven by lower costs related to the timing of firm's annual long-term incentive grant, a lower bonus accrual, and lower other employee-related costs. The firm employed 7,507 associates as of March 31, 2026, a decrease of 7.1% from 8,084 associates as of March 31, 2025, and 3.4% from 7,773 associates as of December 31, 2025.

▪Distribution and servicing costs in Q1 2026 of $99.3 million increased $5.7 million from Q1 2025 and decreased $2.3 million from Q4 2025. The increase from Q1 2025 was primarily driven by higher average assets under management distributed through third-party intermediaries.

▪Advertising and promotion expenses in Q1 2026 of $18.4 million decreased $7.7 million from Q1 2025 and $11.7 million from Q4 2025. The decreases from prior periods were primarily due to reduced media spend and events. The fourth quarter typically has the highest spend due to seasonality.

▪Product and recordkeeping related costs in Q1 2026 of $74.3 million decreased $9.5 million from Q1 2025 and $1.3 million from Q4 2025. The decrease from Q1 2025 was primarily due to the timing of costs reimbursed by the firm's U.S. mutual funds. The offsetting reimbursement is recognized in administrative, distribution, servicing, and other fees revenue.

▪Technology, occupancy, and facility costs in Q1 2026 of $204.4 million increased $23.2 million from Q1 2025 and decreased $7.2 million from Q4 2025. The increase from Q1 2025 was primarily due to higher technology costs, including cloud services, depreciation and the firm's decision in prior year to outsource certain technology capabilities. The decrease from Q4 2025 was primarily due to lower deprecation costs and lower occupancy costs.

▪General, administrative, and other costs in Q1 2026 of $92.4 million increased $2.7 million from Q1 2025 and decreased $16.8 million from Q4 2025. The decrease from Q4 2025 was primarily due to lower professional fees, charitable contributions and other administrative costs.

▪Restructuring charge in Q1 2026 of $10.0 million relates to actions taken under the previously announced broad and ongoing expense management program, which will allow the firm to reduce expense growth and realign resources to support investment in existing and future capabilities. The charge reflects compensation‑related costs, primarily severance.

Non-operating income (loss)

(in millions)	Three months ended
	3/31/2026	3/31/2025	12/31/2025
Net gains (losses) from non-consolidated T. Rowe Price investment products
Cash and discretionary investments
Dividend income	$34.2	$30.4	$41.2
Market-related gains (losses) and equity in earnings (losses)	(3.3)	4.2	3.5
Total net gains (losses) from cash and discretionary investments	30.9	34.6	44.7
Seed capital investments
Dividend income	1.0	0.2	2.3
Market-related gains (losses) and equity in earnings (losses)	(11.2)	(11.3)	5.6
Net gains (losses) recognized upon deconsolidation	0.2	—	—
Investments used to hedge deferred compensation liabilities	(32.6)	(10.7)	29.6
Total net gains (losses) from non-consolidated T. Rowe Price investment products	(11.7)	12.8	82.2
Other investment income (loss)	5.6	19.1	23.7
Net gains (losses) on investments	(6.1)	31.9	105.9
Net gains (losses) on consolidated investment products	(41.4)	31.9	36.8
Other gains (losses), including foreign currency gains (losses)	(0.8)	6.9	(0.6)
Non-operating income (loss)	$(48.3)	$70.7	$142.1

Adjusted non-operating income (loss)(1)	$30.9	$35.5	$44.7

(1) See the reconciliation to the comparable U.S. GAAP measures at the end of this earnings release.

On an adjusted basis, non-operating income (loss) consists of investment gains/losses generated from the firm's cash and discretionary investment portfolio. Lower investment gains earned by our investment portfolio during the first quarter of 2026 compared to the 2025 period was primarily due to overall lower market returns, partially offset by higher dividend income from higher cash and investment balances. Compared to Q4 2025, results declined due to lower money market dividend yields and negative mark‑to‑market activity within the discretionary investment portfolio.

Income taxes

The following reconciles the statutory federal income tax rate to the firm's effective tax rate for the three months ended March 31, 2026 and 2025:

	Three months ended
	3/31/2026	3/31/2025
Statutory U.S. federal income tax rate	21.0%	21.0%
State income taxes, net of federal income tax benefits	2.2	2.7
Net (income) losses attributable to redeemable non-controlling interests(1)	(0.2)	(0.4)
Net excess tax losses (benefits) from stock-based compensation plans activity	(0.2)	(0.3)
Valuation allowances	(0.2)	0.4
Other items	0.8	0.9
Effective income tax rate	23.4%	24.3%

Adjusted effective income tax rate	23.7%	24.7%

(1) Net income attributable to redeemable non-controlling interest represents the portion of earnings held in the firm's consolidated investment products, which are not taxable to the firm despite being included in pre-tax income.

The 2026 U.S. GAAP and adjusted effective tax rates decreased compared to 2025 primarily due to lower state taxes resulting from prior period settlements and the reversal of certain deferred tax asset valuation allowances. Additionally, redeemable non-controlling interest partially offset those decreases on the U.S. GAAP effective tax rate.

The firm estimates that its effective tax rate for the full year 2026, on a U.S. GAAP and adjusted based, will be in the range of 23.0% to 26.0%.

Other Matters

The financial results presented in this release are unaudited. The firm expects that it will file its Form 10-Q Quarterly Report for the first quarter of 2026 with the U.S. Securities and Exchange Commission later today. The Form 10-Q will include additional information on the firm's unaudited financial results at March 31, 2026.

Certain statements in this earnings release may represent “forward-looking information,” including information relating to anticipated changes in revenues, our operations, expenses, earnings, liquidity, cash flows and capital expenditures, industry or market conditions, amount or composition of assets under management, flows into our investment funds, regulatory developments, changes in our effective fee rate, demand for and pricing of our products, new products and services, effective tax rates, net income and earnings per common share, future transactions, our strategic initiatives, general economic conditions, dividends, stock repurchases, and other market conditions. For a discussion concerning risks and other factors that could affect future results, see the firm's 2025 Annual Report on Form 10-K.

T. Rowe Price (NASDAQ-GS: TROW) is a leading global asset management firm, entrusted with managing $1.71 trillion in client assets as of March 31, 2026, about two-thirds of which are retirement-related. Renowned for over 85 years of investment excellence, retirement leadership, and independent proprietary research, the firm leverages its longstanding expertise to ask better questions that can drive better investment decisions. Built on a culture of integrity and prioritizing client interests, T. Rowe Price empowers millions of investors worldwide to thrive amidst evolving markets. Visit troweprice.com/newsroom for news and public policy commentary.

Webcast Information
Chair, Chief Executive Officer, and President Rob Sharps and Chief Financial Officer Jen Dardis will provide an update on business performance, review financial results, and answer questions on a webcast on Thursday, April 30, 2026 from 8:00 - 8:45 AM (Eastern Time).They will be joined by Glenn August, Founder and Chief Executive Officer of OHA, who will provide an update on the alternatives business. Eric Veiel, head of Global Investments, will join for the Q&A portion.

To access the webcast or to obtain dial in instructions to ask a question, please visit: investors.troweprice.com. Supplemental materials will be available on the company's investor relations website. A replay of the webcast will be available on the firm's investor relations website shortly after the event.

T. ROWE PRICE CONTACTS:

Public Relations
Lauren Dear
410-577-5009
lauren.dear@troweprice.com

Investor Relations
Linsley Carruth
410-345-3717
linsley.carruth@troweprice.com

Unaudited Consolidated Statements of Income	Three months ended
(in millions, except per-share amounts)	3/31/2026	3/31/2025	12/31/2025
Revenues
Investment advisory fees	$1,683.0	$1,598.4	$1,737.6
Performance-based advisory fees	7.5	10.4	14.2
Capital allocation-based income	28.1	(1.2)	40.8
Administrative, distribution, servicing, and other fees	138.4	156.3	141.5
Net revenues	1,857.0	1,763.9	1,934.1

Operating expenses
Compensation, benefits, and related costs	655.1	657.9	705.1
Acquisition-related retention agreements	14.2	14.2	14.2
Capital allocation-based income compensation	11.4	(0.4)	15.9
Market-related change in deferred compensation liabilities	(21.0)	(7.2)	26.4
Total compensation and related costs	659.7	664.5	761.6
Distribution and servicing costs	99.3	93.6	101.6
Advertising and promotion costs	18.4	26.1	30.1
Product and recordkeeping related costs	74.3	83.8	75.6
Technology, occupancy, and facility costs(2)	204.4	181.2	211.6
General, administrative, and other costs	92.4	89.7	109.2
Acquisition-related amortization and impairment costs	18.0	28.7	24.6
Restructuring charge	10.0	—	148.8
Total operating expenses	1,176.5	1,167.6	1,463.1

Net operating income	680.5	596.3	471.0

Non-operating income (loss)
Net gains (losses) on investments	(6.1)	31.9	105.9
Net gains (losses) on consolidated investment products	(41.4)	31.9	36.8
Other gains (losses), including foreign currency gains (losses)	(0.8)	6.9	(0.6)
Total non-operating income (loss)	(48.3)	70.7	142.1

Income before income taxes	632.2	667.0	613.1
Provision for income taxes	148.1	161.9	152.5
Net income	484.1	505.1	460.6
Less: net income (loss) attributable to redeemable non-controlling interests	(14.1)	14.6	15.3
Net income attributable to T. Rowe Price Group, Inc.	498.2	490.5	445.3
Less: net income allocated to outstanding restricted stock and stock unit holders	12.5	12.4	11.1
Net income allocated to T. Rowe Price Group, Inc. common stockholders	485.7	478.1	434.2

Earnings per share on common stock of T. Rowe Price Group, Inc.
Basic	$2.23	$2.15	$1.99
Diluted	$2.23	$2.15	$1.99

Weighted-average common shares
Outstanding	217.5	222.3	218.2
Outstanding assuming dilution	217.6	222.6	218.4

Summary of Adjusted Basis(1)	Three months ended
(in millions, except per-share data)	3/31/2026	3/31/2025	12/31/2025

Operating expenses	$1,155.2	$1,135.1	$1,249.8
Operating expenses, excluding accrued carried interest related compensation	$1,142.3	$1,131.2	$1,231.1
Net operating income	$706.1	$640.6	$691.7
Non-operating income (loss)	$30.9	$35.5	$44.7
Net income attributable to T. Rowe Price	$562.0	$509.3	$547.1
Diluted earnings per common share	$2.52	$2.23	$2.44
(1) See the reconciliation to the comparable U.S. GAAP measures at the end of this earnings release.
(2) In Q1 2026, we began reporting technology-related professional fees and servicing costs from general, administrative, and other costs to technology, occupancy, and facilities costs to better align with the nature of the expenses following the outsourcing and expansion of our technology capabilities through trusted vendor partnerships. Prior periods were recast to reflect this change. Amounts reclassified were $13.6M for Q1 2025 and $18.2M for Q4 2025.

The following table summarizes the cash flows for the three months ended 2026 that are attributable to T. Rowe Price, our consolidated investment products, and the related eliminations required.

	Three months ended
	3/31/2026
(in millions)	Cash flow attributable to T. Rowe Price	Cash flow attributable to consolidated investment products	Elims	As reported
Cash flows from operating activities
Net income (loss)	$498.2	$(44.1)	$30.0	$484.1
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation, amortization and impairments of property, equipment and software	68.8	—	—	68.8
Amortization and impairment of acquisition-related assets and retention agreements	33.9	—	—	33.9
Stock-based compensation expense	49.1	—	—	49.1
Net (gains) losses recognized on investments	43.6	—	(30.0)	13.6
Net (investments) redemptions in sponsored investment products used to economically hedge deferred compensation liabilities	39.2	—	—	39.2
Net change in trading securities held by consolidated investment products	—	(168.9)	—	(168.9)
Other changes	233.5	73.9	(2.9)	304.5
Net cash provided by (used in) operating activities	966.3	(139.1)	(2.9)	824.3
Net cash provided by (used in) investing activities	18.7	(0.5)	41.4	59.6
Net cash provided by (used in) financing activities	(633.4)	169.9	(38.5)	(502.0)
Effect of exchange rate changes on cash and cash equivalents of consolidated investment products	—	(2.8)	—	(2.8)
Net change in cash and cash equivalents during year	351.6	27.5	—	379.1
Cash and cash equivalents at beginning of year	3,378.2	39.1	—	3,417.3
Cash and cash equivalents at end of year	$3,729.8	$66.6	$—	$3,796.4

Unaudited Condensed Consolidated Balance Sheet Information	As of
(in millions)	3/31/2026	12/31/2025
Cash and cash equivalents	$3,729.8	$3,378.2
Accounts receivable and accrued revenue	909.9	931.2
Investments	3,167.1	3,325.2
Assets of consolidated investment products	1,954.5	1,951.0
Operating lease assets	377.7	382.9
Property, equipment and software, net	818.5	845.3
Goodwill and intangible assets	2,903.3	2,917.0
Other assets	532.2	611.0
Total assets	14,393.0	14,341.8
Deferred compensation liabilities	1,129.2	1,176.8
Total other liabilities, includes $113.5 million at March 31, 2026 and $21.3 million at December 31, 2025, from consolidated investment products	1,388.4	1,111.8
Non-controlling interests*	1,097.8	1,193.1
Stockholders' equity attributable to T. Rowe Price Group, Inc., 214.9 common shares outstanding at March 31, 2026 and 221.1 common shares outstanding at December 31, 2025	$10,777.6	$10,860.1
* This includes both redeemable and non-redeemable non-controlling interest in consolidated entities.

The following tables detail changes in our investments in affiliated private investment funds - carried interest and non-controlling interest in consolidated entities.

Investments in affiliated private investment funds - carried interest	Three months ended
(in millions)	3/31/2026	3/31/2025	12/31/2025
Balance at beginning of period	$390.3	$426.9	$413.1
Capital allocation-based income:
Change in accrued carried interest	31.3	9.2	47.6
Acquisition-related amortization and impairments	(3.2)	(10.4)	(6.8)
Net distributions	(41.0)	(43.1)	(63.6)
Balance at end of period	$377.4	$382.6	$390.3

Non-controlling interests (NCI) in consolidated entities	Three months ended
(in millions)	3/31/2026	3/31/2025	12/31/2025
Balance at beginning of period	$157.1	$160.7	$170.0
Capital allocation-based income compensation:
Change in accrued carried interest compensation	12.9	3.9	18.7
Acquisition-related amortization and impairments	(1.5)	(4.3)	(2.8)
Net contributions (distributions)	(10.9)	0.1	(28.8)
Balance at end of period	$157.6	$160.4	$157.1

Non-GAAP Information and Reconciliation

The firm believes the non-GAAP financial measures below provide relevant and meaningful information to investors about its core operating results. These measures have been established in order to increase transparency for the purpose of evaluating the firm's core business, for comparing current results with prior period results, and to enable more appropriate comparison with industry peers. However, non-GAAP financial measures should not be considered as a substitute for financial measures calculated in accordance with U.S. GAAP and may be calculated differently by other companies.

The following schedules reconcile U.S. GAAP financial measures to non-GAAP financial measures for the three months ended March 31, 2026 and 2025 and December 31, 2025.

	Three months ended 3/31/2026
	Operating expenses	Net operating income	Non-operating income (loss)	Provision (benefit) for income taxes(6)	Net income attributable to T. Rowe Price Group, Inc.	Diluted earnings per share(7)
U.S. GAAP Basis (FS line item)	$1,176.5	$680.5	$(48.3)	$148.1	$498.2	$2.23
Non-GAAP adjustments:
Acquisition-related:
Investment and NCI amortization and impairments(1) (Capital allocation-based income and Compensation and related costs)	1.5	1.7	—	0.5	1.2	0.01
Acquisition-related retention arrangements(1) (Compensation and related costs)	(14.2)	14.2	—	4.2	10.0	0.04
Intangible assets amortization and impairments(1)	(18.0)	18.0	—	5.3	12.7	0.06
Total acquisition-related	(30.7)	33.9	—	10.0	23.9	0.11
Deferred compensation liabilities(2) (Compensation and related costs)	21.0	(21.0)	32.6	3.5	8.1	0.04
Restructuring charge(3)	(10.0)	10.0	—	3.0	7.0	0.03
Consolidated investment products(4)	(1.6)	2.7	41.4	8.9	21.1	0.09
Other non-operating income(5)	—	—	5.2	1.5	3.7	0.02
Adjusted Basis	$1,155.2	$706.1	$30.9	$175.0	$562.0	$2.52

	Three months ended 3/31/2025
	Operating expenses	Net operating income	Non-operating income (loss)	Provision (benefit) for income taxes(6)	Net income attributable to T. Rowe Price Group, Inc.	Diluted earnings per share(7)
U.S. GAAP Basis (FS line item)	$1,167.6	$596.3	$70.7	$161.9	$490.5	$2.15
Non-GAAP adjustments:
Acquisition-related:
Investment and NCI amortization and impairments(1) (Capital allocation-based income and Compensation and related costs)	4.3	6.1	—	1.2	4.9	0.02
Acquisition-related retention arrangements(1) (Compensation and related costs)	(14.2)	14.2	—	3.0	11.2	0.05
Intangible assets amortization and impairments(1)	(28.7)	28.7	—	5.9	22.8	0.10
Total acquisition-related	(38.6)	49.0	—	10.1	38.9	0.17
Deferred compensation liabilities(2) (Compensation and related costs)	7.2	(7.2)	10.7	0.7	2.8	0.01
Consolidated investment products(4)	(1.1)	2.5	(31.9)	(3.1)	(11.7)	(0.05)
Other non-operating income(5)	—	—	(14.0)	(2.8)	(11.2)	(0.05)
Adjusted Basis	$1,135.1	$640.6	$35.5	$166.8	$509.3	$2.23

	Three months ended 12/31/2025
	Operating expenses	Net operating income	Non-operating income (loss)	Provision (benefit) for income taxes(6)	Net income attributable to T. Rowe Price Group, Inc.	Diluted earnings per share(7)
U.S. GAAP Basis (FS line item)	$1,463.1	$471.0	$142.1	$152.5	$445.3	$1.99
Non-GAAP adjustments:
Acquisition-related:
Investment and NCI amortization and impairments(1) (Capital allocation-based income and Compensation and related costs)	2.8	4.0	—	1.0	3.0	0.01
Acquisition-related retention arrangements(1) (Compensation and related costs)	(14.2)	14.2	—	3.7	10.5	0.04
Intangible assets amortization and impairments(1)	(24.6)	24.6	—	6.6	18.0	0.08
Total acquisition-related	(36.0)	42.8	—	11.3	31.5	0.13
Deferred compensation liabilities(2) (Compensation and related costs)	(26.4)	26.4	(29.6)	(0.8)	(2.4)	(0.01)
Restructuring charge(3)	(148.8)	148.8	—	39.5	109.3	0.49
Consolidated investment products(4)	(2.1)	2.7	(36.8)	(5.0)	(13.8)	(0.06)
Other non-operating income(5)	—	—	(31.0)	(8.2)	(22.8)	(0.10)
Adjusted Basis	$1,249.8	$691.7	$44.7	$189.3	$547.1	$2.44

(1)    These non-GAAP adjustments remove the impact of acquisition-related amortization of intangible assets, the recurring fair value remeasurements of the contingent consideration liability, if any, amortization of acquired investment and non-controlling interest basis differences and amortization of compensation-related arrangements. The firm believes adjusting for these charges helps the reader's ability to understand our core operating results and increases comparability period to period.

(2)    This non-GAAP adjustment eliminates the compensation expense impact from market valuation changes in deferred compensation liabilities, including the supplemental savings plan and restricted fund units, and the related net gains (losses) on investments used as economic hedges against the related liabilities. The liabilities are adjusted based on the performance of hypothetical investments selected by participants. The firm uses investment products to economically hedge the market risk associated with the supplemental savings plan liability and the expected settlement value of unvested restricted fund units. The firm believes it is useful to offset the non-operating investment income (loss) of the hedges against the related compensation expense and remove the net impact to help the reader's ability to understand the firm's core operating results and to increase comparability period to period.

(3)    This non‑GAAP adjustment removes the impact of actions taken as part of the firm’s broad, ongoing plan to reduce expense growth and realign resources to support existing and future capabilities.The firm believes this adjustment helps the reader’s ability to understand the firm's core operating results and increases comparability period to period.

(4)    This non-GAAP adjustment removes the impact of the consolidated investment products by adding back their operating expenses and subtracting their investment income. The operating expense adjustment represents their operating expenses net of related investment advisory and administrative fees. The adjustment to net income attributable to T. Rowe Price Group, Inc. represents the consolidated investment products' net income, net of redeemable non-controlling interests. The firm believes this adjustment helps the reader’s ability to understand our core operating results and increases comparability period to period.

(5)    This non-GAAP adjustment removes non-operating income (loss) earned on those investments that are not economic hedges for the deferred compensation liabilities and are not part of the cash and discretionary investment portfolio. The firm retain gains from cash and discretionary investments in our non-GAAP measures, as they are considered part of our core operations. The firm believes adjusting for the remaining non-operating income (loss) helps the reader’s ability to understand the firm's core operating results and increases comparability period to period. Additionally, the firm does not emphasize this portion of non-operating income (loss) when assessing the firm's performance.

(6)    The income tax impacts were calculated in order to achieve an overall non-GAAP effective tax rate for the three months ended March 31, 2026 and 2025 was 23.7% and 24.7%, respectively.

(7)    This non-GAAP measure was calculated by applying the two-class method to adjusted net income attributable to T. Rowe Price Group, Inc. and dividing by the weighted-average common shares outstanding assuming dilution. The calculation of adjusted net income allocated to common stockholders is as follows:

	Three months ended
	3/31/2026	3/31/2025	12/31/2025
Adjusted net income attributable to T. Rowe Price	$562.0	$509.3	$547.1
Less: adjusted net income allocated to outstanding restricted stock and stock unit holders	14.1	12.9	13.6
Adjusted net income allocated to common stockholders	$547.9	$496.4	$533.5